Exhibit 10.14


PROMISSORY NOTE


$140,000.00                                  Marlboro, Massachusetts
                                        April 15, 1996

     SEBASTIAN J. SICARI ("Sicari"), for value received, hereby promises to pay to the order of ASECO CORPORATION, a Delaware corporation (the "Company"), the principal amount of One Hundred Forty Thousand Dollars ($140,000.00), with interest accruing on the unpaid principal amount hereof at the rate of 5.33% per annum, compounded annually. All outstanding principal and interest accrued thereon shall be due and payable in full on the earlier to occur of
(a) the termination of Sicari's employment with the Company (for any reason) and (b) April 15, 1999. Sicari may at any time and from time to time prepay all or any portion of said principal and interest, without premium or penalty.

     The holder of this Note is entitled to the benefits of a Pledge Agreement of even date herewith by and between Sicari and the Company (the "Pledge Agreement"). Neither reference herein to the Pledge Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Sicari to pay the principal of and interest, if any, on this Note as provided herein. No delay or omission on the part of the holder of this Note in exercising any right hereunder or under the Pledge Agreement shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. All payments of principal of and interest, if any, on this Note shall be payable in immediately available funds at the address of the Company set forth in the Pledge Agreement. Sicari and all endorsers or guarantors of this Note, regardless of the time, order or place of signing, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

     All rights and obligations hereunder shall be governed by the laws of The Commonwealth of Massachusetts and this Note shall be deemed to be under seal.


                            ______________________________________
                            Sebastian J. Sicari




DS1-255612